Exhibit 99.1

Keating Capital Makes Investment in Stoke, Inc.

Pre-IPO Investor Purchases Common Stock of Mobile Communications Infrastructure Company

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--June 5, 2012--Keating Capital, Inc. (Nasdaq: KIPO) (www.KeatingCapital.com) announced it made a $3.5 million investment in the common stock of Stoke, Inc. (“Stoke”). The investment, which was facilitated by Stoke, was structured as a secondary purchase of common shares from certain Stoke employees. Stoke did not issue any new securities or receive new capital in conjunction with this secondary transaction. Keating Capital was the sole investor in this common stock transaction and now joins existing holders of preferred stock Kleiner Perkins Caufield & Byers, Sequoia Capital and Docomo Capital as investors in Stoke.

Founded in 2004 and headquartered in Santa Clara, California, Stoke is a systems designer and equipment manufacturer for mobile communications infrastructure networks. Stoke’s hardware systems for 3G, 4G, and Wi-Fi mobile carrier networks are designed to improve speeds and make networks more secure.

“The rapid growth of connected mobile devices, and the corresponding increase in mobile data traffic, is driving the need for mobile carriers to adopt more bandwidth efficient solutions within their networks,” noted Timothy J. Keating, CEO of Keating Capital. “Moreover, with the industry looking to both 4G/LTE and Wi-Fi as wireless technologies to meet service demands for the next 5-10 years, we believe Stoke is well positioned to take advantage of this growth sector.”

Stoke is Keating Capital’s fifth new portfolio company investment in 2012. With this investment, Keating Capital has now made investments of $58.0 million in 19 portfolio companies, including $22.1 million invested year-to-date.

Keating Capital expects to be fully invested after making its next portfolio company investment, which would bring the total number of portfolio companies to 20, with a cash reserve to fund operations.

About Keating Capital, Inc.

Keating Capital is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

To be added to Keating Capital’s email distribution list to receive quarterly newsletters and other announcements, go to www.KeatingCapital.com/contact.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Third Party Websites

The hyperlink to Stoke’s website is located on a third party server that is not associated with Keating Capital. Keating Capital does not endorse this website, its sponsor, or any of the policies, activities, products, or services offered on the site or by any advertiser on the site. Keating Capital does not take responsibility for third party websites and is not responsible for the accuracy or completeness of any business, financial or other information contained on such website.

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
Public Relations Contact:
JCPR, Inc.
Chris Moon, 973-850-7304
cmoon@jcprinc.com